Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2009 relating to the consolidated financial statements of CSR plc and subsidiaries, appearing in the Registration Statement on Form F-4 (Registration No. 333-159615), as amended, that was filed with the SEC on June 2, 2009 which is incorporated by reference in this Registration Statement.

/S/ DELOITTE LLP

London, United Kingdom

June 26, 2009